UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2011

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive,

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2011, Leap Wireless International, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Pentwater Capital Management LP, Pentwater Growth Fund Ltd., Pentwater Equity Opportunities Master Fund Ltd., Oceana Master Fund Ltd. and LMA SPC for and on behalf of Map 98 Segregated Portfolio (collectively, the “Pentwater Investors”).

Under the Agreement, the Pentwater Investors agreed to irrevocably withdraw their notice of intention to nominate certain individuals for election as directors of the Company at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) and agreed that Pentwater Capital Management LP would dismiss with prejudice its action filed in the Delaware Court of Chancery, styled Pentwater Capital Management, LP v. John H. Chapple, et al., C.A. No. 6583-VCS. The Pentwater Investors also agreed that they would support and cause to be voted all voting securities they held on the record date, and which are entitled to be voted for the election of directors, in favor of each of the directors nominated by the Company’s board of directors (the “Board”) at the 2011 Annual Meeting, and agreed to cause all voting securities which are entitled to be voted by them at the 2011 Annual Meeting (whether held of record or beneficially) to be present for purposes of establishing quorum. Pentwater Capital Management LP also agreed to cause all voting securities (whether held of record or beneficially) for which they or their officers or representatives have been authorized to vote as proxies at the 2011 Annual Meeting to be present for quorum purposes but shall not vote any such shares for Proposal 1 (Election of Directors).

Additionally, the Company agreed that, within one business day after the 2011 Annual Meeting, the Board will increase the size of the Board to nine directors, to appoint Robert E. Switz and Richard R. Roscitt to the Board and to appoint Richard R. Roscitt to the Nominating and Corporate Governance Committee and to the Compensation Committee. The Company has represented in the Agreement that Paula Kruger has informed the Company that she will not stand for election at the 2011 Annual Meeting. Under the terms of the Agreement, the Company further agreed that the size of the Board may be increased prior to the Company’s 2012 annual meeting of stockholders only with the express written consent of Messrs. Switz and Roscitt, which shall be provided in their sole discretion (provided they are serving as directors at that time). The foregoing limitation on increasing the size of the Board terminates upon a “Change of Control” as defined in the Agreement.

The Agreement also provides that the Company will reimburse the Pentwater Investors for reasonable and documented out-of-pocket expenses incurred in connection with their nominations and the negotiations of the Agreement, up to an aggregate amount of $750,000.

The summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

On July 27, 2011, the Company issued a press release relating to the Agreement, which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement dated July 26, 2011 by and among Leap Wireless International, Inc., Pentwater Capital Management LP, Pentwater Growth Fund Ltd., Pentwater Equity Opportunities Master Fund Ltd., Oceana Master Fund Ltd. and LMA SPC for and on behalf of Map 98 Segregated Portfolio.

99.1	Press Release issued by Leap Wireless International, Inc dated July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: July 27, 2011	By:	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel